UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/06/2011

Westway Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34586

Delaware	20-4755936
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

365 Canal Street, Suite 2900
New Orleans, LA 70130
(Address of principal executive offices, including zip code)

(504) 525-9741
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On July 6, 2011, Westway Group, Inc. (the "Company") entered into a Fourth Amendment to Credit Agreement (the "Fourth Amendment"), amending that certain Credit Agreement dated November 12, 2009 among the Company, the Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (as amended from time to time, the "Credit Agreement"). Capitalized terms used but not defined in this Current Report on Form 8-K have the meaning set forth in the Credit Agreement.

The Fourth Amendment amends the Credit Agreement to:

-- extend the maturity date to July 6, 2015;

-- reduce the interest spread added to the two alternate interest rate indexes available under the Credit Agreement from a fixed 3.5% over the LIBOR index and a fixed 2.625% over the alternative base rate to a spread ranging from 2.25% to 3.0% over LIBOR and 1.25% to 2.00% over the alternative base rate, based on the Consolidated Total Leverage Ratio at the end of each fiscal quarter;

-- add a new accordion feature to the Company's existing $200 million line of credit to permit the Company to expand the credit facility in an aggregate amount of up to an additional $50 million;

-- reduce the annual commitment fee payable on the average daily unused amount of the revolving credit facility from 0.625% to 0.5%;

-- amend the Consolidated Total Leverage Ratio covenant to require a maximum ratio of 3.75 to 1.0 until the maturity date, in replacement of a maximum ratio that declined to 3.25 to 1.0 over time;

-- provide the Company a limited right to pay dividends of cash, equity or any combination thereof to the holders of its common and preferred stock, subject to certain terms and conditions; and

-- in connection with the granting of the right to pay dividends, amend the definition of Consolidated Interest Coverage Ratio, which shows the relation between the Company's EBITDA and its consolidated interest expense, to require the deduction from EBITDA of the amount paid by the Company as dividends, if any, before computing the ratio.

The foregoing description of the Fourth Amendment does not purport to describe all of its terms and is qualified in its entirety by reference to the complete text of the Fourth Amendment, which is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01.    Other Events

On July 6, 2011, the Company issued a press release announcing that it and its bank syndicate extended the maturity date and amended certain key terms of the Company's existing $200 million credit facility. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

4.1 Fourth Amendment to Credit Agreement dated as of July 6, 2011, among Westway Group, Inc., as borrower, five of its subsidiaries as guarantors, J.P.Morgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto

99.1 Press Release of Westway Group, Inc. dated July 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westway Group, Inc.

Date: July 08, 2011	By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-4.1
Fourth Amendment to Credit Agreement dated as of July 6, 2011, among Westway Group, Inc., as borrower, five of its subsidiaries as guarantors, J.P.Morgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto

EX-99.1	Press Release of Westway Group, Inc. dated July 6, 2011